Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Enterprise Products Partners L.P.‘s (i) Registration Statement No. 333-36856 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-102778 of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. on Form S-3; (iii) Registration Statement No. 333-82486 of Enterprise Products Partners L.P. on Form S-8; (iv) Registration Statement No. 333-107073 of Enterprise Products Partners L.P. on Form S-3D; (v) Registration Statement No. 333-114758 of Enterprise Products Partners L.P. on Form S-3D; (vi) Registration Statement No. 333-115633 of Enterprise Products Partners L.P. on Form S-8; and (vii) Registration Statement No. 333-115634 of Enterprise Products Partners L.P. on Form S-8, of our report dated March 9, 2004 (November 9, 2004 as to Note 20 for the change in reportable segments) (such report expresses an unqualified opinion and includes an explanatory paragraph referring to the changes in accounting for goodwill in 2002 and for derivative instruments in 2001), with respect to the consolidated financial statements of Enterprise Products Partners L.P. included in this Current Report on Form 8-K dated December 6, 2004.

/s/ Deloitte & Touche LLP
Houston, Texas
December 6, 2004